Exhibit 99.1

Triumph Bancorp Reports First Quarter Net Income to Common Stockholders of $14.8 Million

DALLAS – April 17, 2019 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph”) today announced earnings and operating results for the first quarter of 2019.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2019 First Quarter Highlights and Recent Developments

•	For the first quarter of 2019, net income available to common stockholders was $14.8 million. Diluted earnings per share were $0.55.
•	Net interest margin (“NIM”) was 6.15% for the quarter ended March 31, 2019.
•

Total loans held for investment increased $4.2 million, or 0.1%, to $3.613 billion at March 31, 2019. Average loans for the quarter increased $2.6 million, or 0.1%, to $3.535 billion. Loan growth was consistent with historical first quarter results, which is primarily driven by seasonality in our transportation factoring business.

•

Triumph Business Capital grew period-end clients to 6,382 clients, which is an increase of 191 clients, or 3.1%. The total dollar value of invoices purchased for the quarter ended March 31, 2019 was $1.325 billion with an average invoice price of $1,678.

•

At March 31, 2019, there were 130 clients utilizing the TriumphPay platform, which is an increase of 17 clients, or 15.0%. For the quarter ended March 31, 2019, TriumphPay processed 114,066 invoices paying 22,932 distinct carriers a total of $141.0 million.

•	During the quarter ended March 31, 2019, the Company repurchased 247,312 shares into treasury stock under its stock repurchase program at an average price of $30.51, for a total of $7.6 million.

Balance Sheet

Total loans held for investment were $3.613 billion at March 31, 2019. Our commercial finance loans, which comprise 33% of the loan portfolio, were $1.187 billion at March 31, 2019, compared to $1.256 billion at December 31, 2018, a decrease of $69.3 million, or 5.5% in the first quarter of 2019.

Total deposits were $3.314 billion at March 31, 2019, a decrease of $135.9 million or 3.9% in the first quarter of 2019.  Non-interest-bearing deposits accounted for 20% of total deposits and non-time deposits accounted for 61% of total deposits at March 31, 2019.

Net Interest Income

We earned net interest income for the quarter ended March 31, 2019 of $61.3 million compared to $64.9 million for the quarter ended December 31, 2018.

Yields on loans for the quarter ended March 31, 2019 were down 15 bps from the prior quarter to 7.99%. The average cost of our total deposits was 0.99% for the quarter ended March 31, 2019 compared to 0.91% for the quarter ended December 31, 2018, on an annualized basis.

Asset Quality

Non-performing assets remained flat at 0.84% of total assets at March 31, 2019 and December 31, 2018.  The ratio of past due to total loans decreased to 2.33% at March 31, 2019 from 2.41% at December 31, 2018. We recorded total net charge-offs of $1.0 million, or 0.03% of average loans, for the quarter ended March 31, 2019 compared to net charge-offs of $1.6 million, or 0.05% of average loans, for the quarter ended December 31, 2018.

We recorded a provision for loan losses of $1.0 million for the quarter ended March 31, 2019 compared to a provision of $1.9 million for the quarter ended December 31, 2018. From December 31, 2018 to March 31, 2019, our ALLL remained flat at $27.6 million or 0.76% of total loans.

Non-Interest Income and Expense

We earned non-interest income for the quarter ended March 31, 2019 of $7.5 million compared to $6.8 million for the quarter ended December 31, 2018.

For the quarter ended March 31, 2019, non-interest expense totaled $48.6 million, compared to $47.0 million for the quarter ended December 31, 2018.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Thursday, April 18, 2019. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk190418.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our acquisitions of First Bancorp of Durango, Inc., Southern Colorado Corp., and the operating assets of Interstate Capital Corporation and certain of its affiliates) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets, or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally, or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2019.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Financial Highlights:
Total assets	$4,529,783	$4,559,779	$4,537,102	$3,794,631	$3,405,010
Loans held for investment	$3,612,869	$3,608,644	$3,512,143	$3,196,462	$2,873,985
Deposits	$3,314,440	$3,450,349	$3,439,049	$2,624,942	$2,533,498
Net income available to common stockholders	$14,788	$18,085	$8,975	$12,192	$11,878

Performance Ratios - Annualized:
Return on average assets	1.33%	1.60%	0.90%	1.37%	1.43%
Return on average total equity	9.30%	11.35%	5.88%	8.53%	12.20%
Return on average common equity	9.30%	11.40%	5.85%	8.54%	12.30%
Return on average tangible common equity (1)	13.43%	16.73%	7.57%	9.95%	14.75%
Yield on loans(2)	7.99%	8.14%	8.33%	8.09%	7.65%
Cost of interest bearing deposits	1.24%	1.15%	1.08%	0.93%	0.86%
Cost of total deposits	0.99%	0.91%	0.85%	0.73%	0.68%
Cost of total funds	1.28%	1.14%	1.16%	1.06%	0.95%
Net interest margin(2)	6.15%	6.34%	6.59%	6.36%	6.06%
Net non-interest expense to average assets	3.70%	3.55%	4.19%	3.59%	3.43%
Adjusted net non-interest expense to average assets (1)	3.70%	3.55%	3.62%	3.47%	3.56%
Efficiency ratio	70.54%	65.52%	72.15%	64.26%	65.09%
Adjusted efficiency ratio (1)	70.54%	65.52%	63.49%	62.38%	66.45%

Asset Quality:(3)
Past due to total loans	2.33%	2.41%	2.23%	2.54%	2.41%
Non-performing loans to total loans	0.95%	1.00%	1.13%	1.43%	1.41%
Non-performing assets to total assets	0.84%	0.84%	0.93%	1.28%	1.47%
ALLL to non-performing loans	80.70%	76.47%	68.82%	53.57%	49.52%
ALLL to total loans	0.76%	0.76%	0.78%	0.77%	0.70%
Net charge-offs to average loans	0.03%	0.05%	0.12%	0.01%	0.05%

Capital:
Tier 1 capital to average assets(4)	11.32%	11.08%	11.75%	15.00%	11.23%
Tier 1 capital to risk-weighted assets(4)	11.76%	11.49%	11.16%	14.68%	11.54%
Common equity tier 1 capital to risk-weighted assets(4)	10.81%	10.55%	9.96%	13.32%	10.05%
Total capital to risk-weighted assets(4)	13.62%	13.35%	13.05%	16.73%	13.66%
Total equity to total assets	14.27%	13.96%	13.59%	16.00%	11.83%
Tangible common stockholders' equity to tangible assets(1)	10.37%	10.03%	9.35%	13.05%	9.86%

Per Share Amounts:
Book value per share	$24.19	$23.62	$23.10	$22.76	$18.89
Tangible book value per share (1)	$16.82	$16.22	$15.42	$18.27	$15.82
Basic earnings per common share	$0.55	$0.68	$0.34	$0.48	$0.57
Diluted earnings per common share	$0.55	$0.67	$0.34	$0.47	$0.56
Adjusted diluted earnings per common share(1)	$0.55	$0.67	$0.51	$0.50	$0.52
Shares outstanding end of period	26,709,411	26,949,936	26,279,761	26,260,785	20,824,509

Unaudited consolidated balance sheet as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
ASSETS
Total cash and cash equivalents	$171,950	$234,939	$282,409	$133,365	$106,046
Securities - available for sale	339,465	336,423	355,981	183,184	192,916
Securities - held to maturity	8,499	8,487	8,403	8,673	8,614
Equity securities	5,183	5,044	4,981	5,025	4,925
Loans held for sale	610	2,106	683	—	—
Loans held for investment	3,612,869	3,608,644	3,512,143	3,196,462	2,873,985
Allowance for loan and lease losses	(27,605)	(27,571)	(27,256)	(24,547)	(20,022)
Loans, net	3,585,264	3,581,073	3,484,887	3,171,915	2,853,963
FHLB stock	21,191	15,943	23,109	19,223	16,508
Premises and equipment, net	84,931	83,392	82,935	68,313	62,826
Other real estate owned ("OREO"), net	3,073	2,060	2,442	2,528	9,186
Goodwill and intangible assets, net	197,015	199,417	201,842	117,777	63,923
Bank-owned life insurance	40,667	40,509	40,339	40,168	44,534
Deferred tax asset, net	7,608	8,438	8,137	8,810	8,849
Other assets	64,327	41,948	40,954	35,650	32,720
Total assets	$4,529,783	$4,559,779	$4,537,102	$3,794,631	$3,405,010
LIABILITIES
Non-interest bearing deposits	$667,597	$724,527	$697,903	$561,033	$548,991
Interest bearing deposits	2,646,843	2,725,822	2,741,146	2,063,909	1,984,507
Total deposits	3,314,440	3,450,349	3,439,049	2,624,942	2,533,498
Customer repurchase agreements	3,727	4,485	13,248	10,509	6,751
Federal Home Loan Bank advances	405,000	330,000	330,000	420,000	355,000
Subordinated notes	48,956	48,929	48,903	48,878	48,853
Junior subordinated debentures	39,200	39,083	38,966	38,849	38,734
Other liabilities	72,244	50,326	50,295	44,228	19,230
Total liabilities	3,883,567	3,923,172	3,920,461	3,187,406	3,002,066
EQUITY
Preferred stock series A	—	—	4,550	4,550	4,550
Preferred stock series B	—	—	5,108	5,108	5,108
Common stock	271	271	264	264	209
Additional paid-in-capital	470,292	469,341	458,920	457,980	265,406
Treasury stock, at cost	(9,881)	(2,288)	(2,285)	(2,254)	(1,853)
Retained earnings	185,274	170,486	152,401	143,426	131,234
Accumulated other comprehensive income	260	(1,203)	(2,317)	(1,849)	(1,710)
Total equity	646,216	636,607	616,641	607,225	402,944
Total liabilities and equity	$4,529,783	$4,559,779	$4,537,102	$3,794,631	$3,405,010

Unaudited consolidated statement of income:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Interest income:
Loans, including fees	$45,094	$44,435	$41,257	$38,148	$36,883
Factored receivables, including fees	24,556	28,070	27,939	20,791	15,303
Securities	2,644	2,314	1,551	1,179	1,310
FHLB stock	192	154	147	101	105
Cash deposits	778	877	865	1,030	517
Total interest income	73,264	75,850	71,759	61,249	54,118
Interest expense:
Deposits	8,218	7,931	6,219	4,631	4,277
Subordinated notes	839	839	837	838	837
Junior subordinated debentures	760	717	714	713	597
Other borrowings	2,136	1,482	2,207	1,810	1,277
Total interest expense	11,953	10,969	9,977	7,992	6,988
Net interest income	61,311	64,881	61,782	53,257	47,130
Provision for loan losses	1,014	1,910	6,803	4,906	2,548
Net interest income after provision for loan losses	60,297	62,971	54,979	48,351	44,582
Non-interest income:
Service charges on deposits	1,606	1,702	1,412	1,210	1,145
Card income	1,844	1,999	1,877	1,394	1,244
Net OREO gains (losses) and valuation adjustments	209	37	65	(528)	(88)
Net gains (losses) on sale of securities	(11)	—	—	—	(272)
Fee income	1,612	1,636	1,593	1,121	800
Insurance commissions	919	846	1,113	819	714
Gain on sale of subsidiary	—	—	—	—	1,071
Other	1,359	574	(1)	929	558
Total non-interest income	7,538	6,794	6,059	4,945	5,172
Non-interest expense:
Salaries and employee benefits	26,439	25,586	24,695	20,527	19,404
Occupancy, furniture and equipment	4,522	4,402	3,553	3,014	3,054
FDIC insurance and other regulatory assessments	299	184	363	383	199
Professional fees	1,865	1,837	3,384	2,078	1,640
Amortization of intangible assets	2,402	2,438	2,064	1,361	1,117
Advertising and promotion	1,604	1,036	1,609	1,300	1,029
Communications and technology	4,874	4,388	7,252	3,271	3,359
Other	6,561	7,091	6,026	5,469	4,240
Total non-interest expense	48,566	46,962	48,946	37,403	34,042
Net income before income tax	19,269	22,803	12,092	15,893	15,712
Income tax expense	4,481	4,718	2,922	3,508	3,644
Net income	$14,788	$18,085	$9,170	$12,385	$12,068
Dividends on preferred stock	—	—	(195)	(193)	(190)
Net income available to common stockholders	$14,788	$18,085	$8,975	$12,192	$11,878

Earnings per share:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Basic
Net income to common stockholders	$14,788	$18,085	$8,975	$12,192	$11,878
Weighted average common shares outstanding	26,679,724	26,666,554	26,178,194	25,519,108	20,721,363
Basic earnings per common share	$0.55	$0.68	$0.34	$0.48	$0.57

Diluted
Net income to common stockholders	$14,788	$18,085	$8,975	$12,192	$11,878
Dilutive effect of preferred stock	—	—	195	193	190
Net income to common stockholders - diluted	$14,788	$18,085	$9,170	$12,385	$12,068
Weighted average common shares outstanding	26,679,724	26,666,554	26,178,194	25,519,108	20,721,363
Dilutive effects of:
Assumed conversion of Preferred A	—	89,240	315,773	315,773	315,773
Assumed conversion of Preferred B	—	100,176	354,471	354,471	354,471
Assumed exercises of stock options	64,166	76,219	90,320	86,821	83,872
Restricted stock awards	49,795	46,457	45,796	37,417	85,045
Restricted stock units	—	1,303	7,276	2,288	—
Performance stock units	—	—	—	—	—
Weighted average shares outstanding - diluted	26,793,685	26,979,949	26,991,830	26,315,878	21,560,524
Diluted earnings per common share	$0.55	$0.67	$0.34	$0.47	$0.56

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Assumed conversion of Preferred A	—	—	—	—	—
Assumed conversion of Preferred B	—	—	—	—	—
Stock options	50,752	51,952	51,952	51,952	—
Restricted stock awards	13,290	14,513	14,513	—	—
Restricted stock units	58,400	—	—	—	—
Performance stock units	58,400	59,658	59,658	59,658	—

Loans held for investment summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Commercial real estate	$1,093,882	$992,080	$906,494	$766,839	$781,006
Construction, land development, land	145,002	179,591	190,920	147,852	143,876
1-4 family residential properties	194,067	190,185	194,752	122,653	122,979
Farmland	156,299	170,540	177,313	177,060	184,064
Commercial	1,117,640	1,114,971	1,123,598	1,006,443	930,283
Factored receivables	570,663	617,791	611,285	603,812	397,145
Consumer	27,941	29,822	31,423	28,775	29,244
Mortgage warehouse	307,375	313,664	276,358	343,028	285,388
Total loans	$3,612,869	$3,608,644	$3,512,143	$3,196,462	$2,873,985

A portion of our total loans held for investment portfolio consists of traditional community bank loans as well as commercial finance products offered under our commercial finance brands on a nationwide basis. Commercial finance loans are further summarized below:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Equipment	$364,447	$352,037	$323,832	$290,314	$260,502
Asset based lending (General)	174,447	214,110	273,096	261,412	230,314
Premium finance	77,389	72,302	75,293	51,416	48,561
Factored receivables	570,663	617,791	611,285	603,812	397,145
Commercial finance	$1,186,946	$1,256,240	$1,283,506	$1,206,954	$936,522

Commercial finance % of total loans	33%	35%	37%	38%	33%

Additional information pertaining to our loan portfolio, summarized as of and for the quarters ended:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Average community banking	$2,340,295	$2,268,262	$2,039,624	$1,897,678	$1,816,921
Average commercial finance(1)	1,194,748	1,264,209	1,254,095	1,024,369	949,938
Average total loans	$3,535,043	$3,532,471	$3,293,719	$2,922,047	$2,766,859
Community banking yield	5.87%	5.78%	5.68%	5.80%	5.81%
Commercial finance yield(1)	12.15%	12.39%	12.66%	12.08%	11.17%
Total loan yield	7.99%	8.14%	8.33%	8.09%	7.65%

(1) Includes assets held for sale for the period ended March 31, 2018

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Factored receivable period end balance	$534,420,000	$588,750,000	$579,985,000	$577,548,000	$372,771,000
Yield on average receivable balance	17.96%	18.24%	18.96%	18.70%	17.40%
Rolling twelve quarter annual charge-off rate	0.39%	0.37%	0.38%	0.41%	0.50%
Factored receivables - transportation concentration	81%	83%	83%	84%	86%

Interest income, including fees	$23,803,000	$27,578,000	$27,420,000	$20,314,000	$14,780,000
Non-interest income	1,077,000	1,032,000	942,000	920,000	590,000
Factored receivable total revenue	24,880,000	28,610,000	28,362,000	21,234,000	15,370,000
Average net funds employed	490,241,000	547,996,000	525,499,000	398,096,000	316,488,000
Yield on average net funds employed	20.58%	20.71%	21.41%	21.39%	19.70%

Accounts receivable purchased	$1,325,140,000	$1,541,332,000	$1,503,049,000	$1,162,810,000	$912,336,000
Number of invoices purchased	789,838	882,042	836,771	656,429	521,906
Average invoice size	$1,678	$1,747	$1,796	$1,771	$1,751
Average invoice size - transportation	$1,541	$1,625	$1,666	$1,695	$1,662
Average invoice size - non-transportation	$3,276	$3,209	$3,267	$2,522	$2,627

Net new clients	191	259	422	2,072	280
Period end clients	6,382	6,191	5,932	5,510	3,438

Deposits summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Non-interest bearing demand	$667,597	$724,527	$697,903	$561,033	$548,991
Interest bearing demand	602,088	615,704	608,775	358,246	392,947
Individual retirement accounts	112,696	115,583	118,459	101,380	105,558
Money market	372,109	443,663	413,402	268,699	283,354
Savings	372,914	369,389	373,062	239,127	244,103
Certificates of deposit	851,411	835,127	854,048	751,290	783,651
Brokered deposits	335,625	346,356	373,400	345,167	174,894
Total deposits	$3,314,440	$3,450,349	$3,439,049	$2,624,942	$2,533,498

Net interest margin summarized for the three months ended:

	March 31, 2019			December 31, 2018
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$126,372	$778	2.50%	$152,212	$877	2.29%
Taxable securities	275,642	2,169	3.19%	235,234	1,674	2.82%
Tax-exempt securities	88,667	475	2.17%	123,575	640	2.05%
FHLB stock	17,860	192	4.36%	16,426	154	3.72%
Loans	3,535,043	69,650	7.99%	3,532,471	72,505	8.14%
Total interest earning assets	$4,043,584	$73,264	7.35%	$4,059,918	$75,850	7.41%
Non-interest earning assets:
Other assets	458,176			429,000
Total assets	$4,501,760			$4,488,918
Interest bearing liabilities:
Deposits:
Interest bearing demand	$606,096	$374	0.25%	$613,872	$417	0.27%
Individual retirement accounts	113,636	405	1.45%	116,575	385	1.31%
Money market	408,953	1,331	1.32%	430,864	1,312	1.21%
Savings	370,067	123	0.13%	373,650	159	0.17%
Certificates of deposit	834,515	3,965	1.93%	862,500	3,749	1.72%
Brokered deposits	353,829	2,020	2.32%	347,498	1,909	2.18%
Total deposits	2,687,096	8,218	1.24%	2,744,959	7,931	1.15%
Subordinated notes	48,940	839	6.95%	48,914	839	6.81%
Junior subordinated debentures	39,125	760	7.88%	39,011	717	7.29%
Other borrowings	336,667	2,136	2.57%	262,391	1,482	2.24%
Total interest bearing liabilities	$3,111,828	$11,953	1.56%	$3,095,275	$10,969	1.41%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	679,538			714,884
Other liabilities	65,434			46,633
Total equity	644,960			632,126
Total liabilities and equity	$4,501,760			$4,488,918
Net interest income		$61,311			$64,881
Interest spread			5.79%			6.00%
Net interest margin			6.15%			6.34%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
(Dollars in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share amounts)	2019	2018	2018	2018	2018
Net income available to common stockholders	$14,788	$18,085	$8,975	$12,192	$11,878
Gain on sale of subsidiary	—	—	—	—	(1,071)
Transaction related costs	—	—	5,871	1,094	—
Tax effect of adjustments	—	—	(1,392)	(257)	248
Adjusted net income available to common stockholders	$14,788	$18,085	$13,454	$13,029	$11,055
Dilutive effect of convertible preferred stock	—	—	195	193	190
Adjusted net income available to common stockholders - diluted	$14,788	$18,085	$13,649	$13,222	$11,245

Weighted average shares outstanding - diluted	26,793,685	26,979,949	26,991,830	26,315,878	21,560,524
Adjusted effects of assumed Preferred Stock conversion	—	—	—	—	—
Adjusted weighted average shares outstanding - diluted	26,793,685	26,979,949	26,991,830	26,315,878	21,560,524
Adjusted diluted earnings per common share	$0.55	$0.67	$0.51	$0.50	$0.52

Net income available to common stockholders	$14,788	$18,085	$8,975	$12,192	$11,878
Average tangible common equity	446,571	428,748	470,553	491,492	326,614
Return on average tangible common equity	13.43%	16.73%	7.57%	9.95%	14.75%

Adjusted efficiency ratio:
Net interest income	$61,311	$64,881	$61,782	$53,257	$47,130
Non-interest income	7,538	6,794	6,059	4,945	5,172
Operating revenue	68,849	71,675	67,841	58,202	52,302
Gain on sale of subsidiary	—	—	—	—	(1,071)
Adjusted operating revenue	$68,849	$71,675	$67,841	$58,202	$51,231
Non-interest expenses	$48,566	$46,962	$48,946	$37,403	$34,042
Transaction related costs	—	—	(5,871)	(1,094)	—
Adjusted non-interest expenses	$48,566	$46,962	$43,075	$36,309	$34,042
Adjusted efficiency ratio	70.54%	65.52%	63.49%	62.38%	66.45%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$48,566	$46,962	$48,946	$37,403	$34,042
Transaction related costs	—	—	(5,871)	(1,094)	—
Adjusted non-interest expenses	$48,566	$46,962	$43,075	$36,309	$34,042

Total non-interest income	$7,538	$6,794	$6,059	$4,945	$5,172
Gain on sale of subsidiary	—	—	—	—	(1,071)
Adjusted non-interest income	$7,538	$6,794	$6,059	$4,945	$4,101
Adjusted net non-interest expenses	$41,028	$40,168	$37,016	$31,364	$29,941
Average total assets	$4,501,760	$4,488,918	$4,060,560	$3,628,960	$3,410,883
Adjusted net non-interest expense to average assets ratio	3.70%	3.55%	3.62%	3.47%	3.56%

Total stockholders' equity	$646,216	$636,607	$616,641	$607,225	$402,944
Preferred stock liquidation preference	—	—	(9,658)	(9,658)	(9,658)
Total common stockholders' equity	646,216	636,607	606,983	597,567	393,286
Goodwill and other intangibles	(197,015)	(199,417)	(201,842)	(117,777)	(63,923)
Tangible common stockholders' equity	$449,201	$437,190	$405,141	$479,790	$329,363
Common shares outstanding	26,709,411	26,949,936	26,279,761	26,260,785	20,824,509
Tangible book value per share	$16.82	$16.22	$15.42	$18.27	$15.82

Total assets at end of period	$4,529,783	$4,559,779	$4,537,102	$3,794,631	$3,405,010
Goodwill and other intangibles	(197,015)	(199,417)	(201,842)	(117,777)	(63,923)
Adjusted total assets at period end	$4,332,768	$4,360,362	$4,335,260	$3,676,854	$3,341,087
Tangible common stockholders' equity ratio	10.37%	10.03%	9.35%	13.05%	9.86%

1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

2)	Performance ratios include discount accretion on purchased loans for the periods presented as follows:
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Loan discount accretion	$1,557	$1,411	$1,271	$3,637	$1,977
3)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

Media Contact:

Amanda Tavackoli

Senior Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930